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Exhibit 99.02

Herbst Gaming, Inc. Announces
Preliminary Fourth Quarter and Fiscal Year Results

        LAS VEGAS, NV, January 21, 2003—Herbst Gaming, Inc. announced today that management expects net revenues for 2002 to be approximately $250 million and 2002 EBITDA to be between $39.0 million and $40.0 million. Fourth quarter net revenues are anticipated to be $64 million and fourth quarter EBITDA to be between $10.0 million and $11.0 million.

        Herbst Gaming is a leading slot route operator in the State of Nevada, operating over 7,000 slot machines. Additional information is available in the "Investors Relations" section of the Company's website at www.herbstgaming.com.

        This press release contains "forward-looking statements" within the meaning of the federal securities law, including statements concerning the Company's net revenues and EBITDA for the fourth quarter and fiscal year ended December 31, 2002. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results to differ materially from those expressed in or implied by the statements herein.

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Herbst Gaming, Inc. Announces Preliminary Fourth Quarter and Fiscal Year Results